SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2010

Global Resource Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50944	84-1565820
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1000 Atrium Way, Suite 100
Mount Laurel, New Jersey 08054

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (856) 767-5665

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 4, 2010, Global Heavy Oil Corporation, a wholly-owned subsidiary of Global Resource Corporation  (the “Company”), received early payment of the second $300,000 payment due it under the Joint Development Agreement entered into on April 23, 2009 with Schlumberger Technology Corporation and Schlumberger Holdings Limited, which payment was not originally due to be paid until the first anniversary of the signing of the Joint Development Agreement.

This payment is being used to build the Company’s recently announced new laboratory to be located in the Research Triangle area of North Carolina.  The new laboratory will be home to the Company's research and development effort in all the facets of endeavor.  The Company will use the new laboratory to optimize features of its prototype and to have the ability to begin construction on several one ton per hour units to be used at scrap tire facilities in the southern United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Resource Corporation

Dated: March 9, 2010	By:	/s/ Ken Kinsella
Ken Kinsella
Chief Executive Officer